MCCURDY                                                27955 Clemens Road
& ASSOCIATES                                           Westlake, Ohio 44145-1121
CPA'S, INC.                                            Phone: (440) 835-8500
                                                       Fax: (440) 835-1093
CERTIFIED PUBLIC ACCOUNTANTS

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                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
The North Country Funds:


We consent to use of our report dated December 19, 2001 for The North Country Funds incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information included herein.


/s/ MC CURDY & ASSOCIATES CPA'S, INC.
-------------------------------------
McCurdy & Accociates CPA's, Inc.
Westlake, Ohio
February 11, 2002